
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheets as of December 31, 1994 and the Consolidated
Statements of Operations for the twelve months ended December 31, 1994 and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                           7,841
<SECURITIES>                                         0
<RECEIVABLES>                                  151,620
<ALLOWANCES>                                         0
<INVENTORY>                                     11,525
<CURRENT-ASSETS>                               266,648<F1>
<PP&E>                                          42,588
<DEPRECIATION>                                (29,082)
<TOTAL-ASSETS>                                 482,500<F2>
<CURRENT-LIABILITIES>                          236,700
<BONDS>                                         76,986
<COMMON>                                         4,985
<PREFERRED-MANDATORY>                              100
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                   482,500<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,012,045
<CGS>                                                0
<TOTAL-COSTS>                                (960,248)
<OTHER-EXPENSES>                                 (856)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             (7,473)
<INCOME-PRETAX>                                    483<F4>
<INCOME-TAX>                                     (180)
<INCOME-CONTINUING>                                303
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       303
<EPS-PRIMARY>                                    (.42)
<EPS-DILUTED>                                        0

<F1>Includes Equity in Construction Joint Ventures of $66,346, Unbilled Work of
$20,209, and Other Short-Term Assets of $9,107, not currently reflected in this tag list.

<F2>Includes investments in and advances to Real Estate Joint Ventures of
$148,843, Land Held for Sale or Development of $43,295, and Other Long-Term Assets of $10,208 not currently reflected in this tag list.

<F3>Includes Deferred Income Taxes and Other Liabilities of $33,488, Minority
Interest of $3,297, Paid-In Surplus of $49,001, Retained Earnings of $81,772, ESOT Related Obligations of $(6,009), and Treasury Stock of $(7,820).

<F4>Includes General, Administrative and Selling Expenses of $(42,985), not
currently reflected on this tag list.



